UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 5, 2012

ELECTRONIC SYSTEMS TECHNOLOGY INC.
(A Washington Corporation)

Commission File no. 000-27793
IRS Employer Identification no. 91-1238077

415 N. Quay St. Bldg B1
Kennewick WA 99336
(Address of principal executive offices)

Registrant's telephone number, including area code:(509) 735-9092

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer and Director: On June 5, 2012, Electronic Systems Technology, Inc. (the “Company”) was notified that Jon Correio resigned as Vice President of Finance and Administration, Secretary/Treasurer, and a member of the Board of Directors of the Company for personal reasons. The resignation will be effective once the Company has located a qualified replacement.  Mr. Correio has agreed to continue to serve as Vice President of Finance and Administration, Secretary/Treasurer, and a Director until December 31, 2012.  The Company has commenced a search for Mr. Correio’s replacement.

There is no known disagreement with Mr. Correio on any matter relating to the Company’s operations, policies or practices. Mr. Correio has not had any material direct or indirect interest in any of the Company’s transactions since the beginning of the Company’s last fiscal year or in any currently proposed transaction.

Section 8 – Other Events

Item 8.01 Other Events

On June 8, 2012, the Company issued the press release attached hereto as Exhibit 99.1.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

Exhibits

99.1  Press Release issued by the Company on June 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC SYSTEMS TECHNOLOGY, INC.

/s/ TOM L. KIRCHNER

By: Tom L. Kirchner
President and CEO
Date: June 8, 2012